Rich Pharmaceuticals, Inc. Announces Reverse Split

February 10, 2015

Beverly Hills, California—Rich Pharmaceuticals, Inc. (OTC Markets: RCHA) ("Rich Pharmaceuticals" or the “Company") today announced a 1-for-100 reverse split of its issued and outstanding shares of common stock effective at the opening of trading on Thursday, February 11, 2015. The Company’s common stock will trade on a split-adjusted basis under new CUSIP number 76303T308 and temporary ticker symbol "RCHAD". After 20 trading days, the common stock will commence trading under the ticker symbol (RCHA).

As a result of the stock split, every hundred shares of issued and outstanding Rich Pharmaceuticals’ common stock will be converted into one share of common stock. Proportional adjustments will be made to the Company's options, warrants and conversion terms in convertible notes. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

“By completing this reverse stock split, we expect to gain broader access to the institutional investment community and to take one of the necessary steps toward listing on a major exchange. This strengthened position is intended to provide the availability of common stock necessary to fund future transactions and clinical trials,” said Ben Chang, CEO of Rich Pharmaceuticals.

About Rich Pharmaceuticals:

Rich Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing innovative therapies in oncology, with initial concentration in treating AML, Hodgkin’s Lymphoma and other blood related diseases. Rich Pharmaceuticals' goal is to extend refractory patients life expectancy and increase quality of life. Rich Pharmaceuticals' primary development stage product candidate, RP-323, is being designed to treat blood and cancer related diseases through non-evasive outpatient facilities. RP-323 is a phorbol ester, which induces differentiation and/or apoptosis in multiple cell lines and primary cells, activates protein kinase C (PKC), and modulates the activity of multiple downstream cell signaling pathways, including mitogen-activated protein kinase (MAPK) pathways. RP-323 induces PKC to produce NF kappa, which then produces NF kappa B that has the ability to regulate cellular responses by entering into the nucleus of cells. NF kappa B binds to DNA and changes the nature of the cell and (1) induces differentiation; (2) induces proliferation; (3) cytokine induction; (4) and/or apoptosis. Find out more at www.richpharmaceuticals.com

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans, our financial projections or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to raise the additional funding we will need to commence clinical trials and to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

Ben Chang, CEO

9595 Wilshire Blvd., Suite 900

Beverly Hills, CA 90212

info@richpharmaceuticals.com